                PENNSYLVANIA POWER & LIGHT COMPANY



                               TO



                    BANKERS TRUST COMPANY

      (successor to Morgan Guaranty Trust Company of New York, formerly Guaranty Trust Company of New York)




            As Trustee under Pennsylvania Power & Light
               Company's Mortgage and Deed of Trust,
                    Dated as of October 1, 1945



                     _________________________



               Sixty-fifth Supplemental Indenture




                Providing among other things for
            First Mortgage Bonds, Short-Term Series A


                    _________________________



                    Dated as of April 1, 1997

              SIXTY-FIFTH SUPPLEMENTAL INDENTURE


	SIXTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of April, 1997 made and entered into by and between PENNSYLVANIA POWER
& LIGHT COMPANY, a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania
18101 (hereinafter sometimes called the Company), and BANKERS TRUST COMPANY (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, formerly GUARANTY TRUST COMPANY OF NEW YORK), a corporation of the State of New York, whose address is 4 Albany Street, New York, New York 10006 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the Sixty-fifth Supplemental Indenture) being supplemental thereto;

	WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this Sixty-fifth
Supplemental Indenture is to be recorded; and

	WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York
(resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania;
and

	WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

	WHEREAS, the Company executed and delivered as supplements to the Mortgage, the following supplemental indentures:

	      Designation                         Dated as of

	First Supplemental Indenture..........  July 1, 1947
	Second Supplemental Indenture.........  December 1, 1948
	Third Supplemental Indenture..........  February 1, 1950
	Fourth Supplemental Indenture.........  March 1, 1953
	Fifth Supplemental Indenture..........  August 1, 1955
	Sixth Supplemental Indenture..........  December 1, 1961
	Seventh Supplemental Indenture........  March 1, 1964
	Eighth Supplemental Indenture.........  June 1, 1966
	Ninth Supplemental Indenture..........  November 1, 1967
	Tenth Supplemental Indenture..........  December 1, 1967
	Eleventh Supplemental Indenture.......  January 1, 1969
	Twelfth Supplemental Indenture........  June 1, 1969
	Thirteenth Supplemental Indenture.....  March 1, 1970
	Fourteenth Supplemental Indenture.....  February 1, 1971
	Fifteenth Supplemental Indenture......  February 1, 1972
	Sixteenth Supplemental Indenture......  January 1, 1973
	Seventeenth Supplemental Indenture....  May 1, 1973
	Eighteenth Supplemental Indenture.....  April 1, 1974
	Nineteenth Supplemental Indenture.....  October 1, 1974
	Twentieth Supplemental Indenture......  May 1, 1975
	Twenty-first Supplemental Indenture... November 1, 1975 Twenty-second Supplemental Indenture.. December 1, 1976 Twenty-third Supplemental Indenture... December 1, 1977 Twenty-fourth Supplemental Indenture.. April 1, 1979 Twenty-fifth Supplemental Indenture... April 1, 1980 Twenty-sixth Supplemental Indenture... June 1, 1980 Twenty-seventh Supplemental Indenture. June 1, 1980 Twenty-eighth Supplemental Indenture.. December 1, 1980 Twenty-ninth Supplemental Indenture... February 1, 1981
	Thirtieth Supplemental Indenture......  February 1, 1981
	Thirty-first Supplemental Indenture... September 1, 1981 Thirty-second Supplemental Indenture.. April 1, 1982 Thirty-third Supplemental Indenture... August 1, 1982 Thirty-fourth Supplemental Indenture.. October 1, 1982 Thirty-fifth Supplemental Indenture... November 1, 1982 Thirty-sixth Supplemental Indenture... February 1, 1983 Thirty-seventh Supplemental Indenture. November 1, 1983 Thirty-eighth Supplemental Indenture.. March 1, 1984 Thirty-ninth Supplemental Indenture... April 1, 1984
	Fortieth Supplemental Indenture.......  August 15, 1984
	Forty-first Supplemental Indenture....  December 1, 1984
	Forty-second Supplemental Indenture...  June 15, 1985
	Forty-third Supplemental Indenture....  October 1, 1985
	Forty-fourth Supplemental Indenture...  January 1, 1986
	Forty-fifth Supplemental Indenture....  February 1, 1986
	Forty-sixth Supplemental Indenture....  April 1, 1986
	Forty-seventh Supplemental Indenture.. October 1, 1986 Forty-eighth Supplemental Indenture... March 1, 1988
	Forty-ninth Supplemental Indenture....  June 1, 1988
	Fiftieth Supplemental Indenture.......  January 1, 1989
	Fifty-first Supplemental Indenture....  October 1, 1989
	Fifty-second Supplemental Indenture...  July 1, 1991
	Fifty-third Supplemental Indenture....  May 1, 1992
	Fifty-fourth Supplemental Indenture...  November 1, 1992
	Fifty-fifth Supplemental Indenture....  February 1, 1993
	Fifty-sixth Supplemental Indenture....  April 1, 1993
	Fifty-seventh Supplemental Indenture.. June 1, 1993 Fifty-eighth Supplemental Indenture... October 1, 1993
	Fifty-ninth Supplemental Indenture....  February 15, 1994
	Sixtieth Supplemental Indenture.......  March 1, 1994
	Sixty-first Supplemental Indenture....  March 15, 1994
	Sixty-second Supplemental Indenture...  September 1, 1994
	Sixty-third Supplemental Indenture....  October 1, 1994
	Sixty-fourth Supplemental Indenture...  August 1, 1995

which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

	WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and

	WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

	WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:



	                                Principal       Principal
	                                 Amount          Amount
	         Series                  Issued        Outstanding

	3% Series due 1975............ $93,000,000        None
	2-3/4% Series due 1977........  20,000,000        None
	3-1/4% Series due 1978........  10,000,000        None
	2-3/4% Series due 1980........  37,000,000        None
	3-1/2% Series due 1983........  25,000,000        None
	3-3/8% Series due 1985........  25,000,000        None
	4-5/8% Series due 1991........  30,000,000        None
	4-5/8% Series due 1994........  30,000,000        None
	5-5/8% Series due 1996........  30,000,000        None
	6-3/4% Series due 1997........  30,000,000        None
	6-1/2% Series due 1972........  15,000,000        None
	7% Series due 1999............  40,000,000        None
	8-1/8% Series due June 1, 1999  40,000,000        None
	9% Series due 2000............  50,000,000        None
	7-1/4% Series due 2001........  60,000,000        None
	7-5/8% Series due 2002........  75,000,000        None
	7-1/2% Series due 2003........  80,000,000        None
	Pollution Control Series A....  28,000,000        None
	9-1/4% Series due 2004........  80,000,000        None
	10-1/8% Series due 1982....... 100,000,000        None
	9-3/4% Series due 2005........ 125,000,000        None
	9-3/4% Series due Nov. 1, 2005 100,000,000        None
	8-1/4% Series due 2006.......  150,000,000        None
	8-1/2% Series due 2007.......  100,000,000        None
	9-7/8% Series due 1983-1985.   100,000,000        None
	15-5/8% Series due 2010.....   100,000,000        None
	11-3/4% Series due 1984.....    30,000,000        None
	Pollution Control Series B....  70,000,000        None
	Pollution Control Series C....  20,000,000        None
	14% Series due Dec. 1, 1990    125,000,000        None
	15% Series due 1984-1986......  50,000,000        None
	14-3/4% Series A due 1986.....  30,000,000        None
	14-3/4% Series B due 1986.....  20,000,000        None
	16-1/2% Series due 1987-1991..  52,000,000        None
	16-1/8% Series due 1992....... 100,000,000        None
	16-1/2% Series due 1986-1990..  92,500,000        None
	13-1/4% Series due 2012....... 100,000,000        None
	Pollution Control Series D....  70,000,000        None
	12-1/8% Series due 1989-1993..  50,000,000        None
	13-1/8% Series due 2013....... 125,000,000        None
	Pollution Control Series E....  37,750,000        None
	13-1/2% Series due 1994....... 125,000,000        None
	Pollution Control Series F.... 115,500,000        None
	12-3/4% Series due 2014....... 125,000,000        None
	Pollution Control Series G....  55,000,000        None
	12% Series due 2015........... 125,000,000        None
	10-7/8% Series due 2016....... 125,000,000        None
	9-5/8% Series due 1996........ 125,000,000        None
	9% Series due 2016............ 125,000,000        None
	9-1/2% Series due 2016........ 125,000,000        None
	9-1/4% Series due 1998........ 125,000,000        None
	9-5/8% Series due 1998........ 125,000,000        None
	10% Series due 2019........... 125,000,000        None
	9-1/4% Series due 2019........ 250,000,000    $215,000,000
	9-3/8% Series due 2021........ 150,000,000      99,750,000
	7-3/4% Series due 2002........ 150,000,000     150,000,000
	8-1/2% Series due 2022........ 150,000,000     150,000,000
	Pollution Control Series H....  90,000,000      90,000,000
	6-7/8% Series due 2003........ 100,000,000     100,000,000
	7-7/8% Series due 2023........ 200,000,000     200,000,000
	5-1/2% Series due 1998........ 150,000,000     150,000,000
	6-1/2% Series due 2005........ 125,000,000     125,000,000
	6% Series due 2000............ 125,000,000     125,000,000
	6-3/4% Series due 2023........ 150,000,000     150,000,000
	Pollution Control Series I....  53,250,000      53,250,000
	6.55% Series due 2006......... 150,000,000     150,000,000
	7.30% Series due 2024......... 150,000,000     150,000,000
	6-7/8% Series due 2004........ 150,000,000     150,000,000
	7-3/8% Series due 2014........ 100,000,000     100,000,000
	Pollution Control Series J.... 115,500,000     115,500,000
	7.70% Series due 2009......... 200,000,000     200,000,000
	Pollution Control Series K....  55,000,000      55,000,000

which bonds are also sometimes called bonds of the First through Seventy-second Series, respectively; and

	WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

	WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

	WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

	WHEREAS, the execution and delivery by the Company of this Sixty-fifth Supplemental Indenture, and the terms of the bonds of the Seventy-third Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

	NOW, THEREFORE, THIS INDENTURE WITNESSETH: That Pennsylvania Power & Light Company, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust
Company, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired by the Company after the date of the execution and delivery of the Sixty-fourth Supplemental Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

	TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

	IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

	IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be embraced within the lien of this Sixty-fifth Supplemental Indenture and the lien of the Indenture.

	PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-fifth Supplemental Indenture and from the lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company;
construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; and (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged
Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof, as supplemented by the provisions of this Sixty-fifth Supplemental Indenture.

	TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Bankers Trust Company, as Trustee, and its successors and assigns forever.

	IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-fifth Supplemental Indenture being supplemental to the Mortgage.

	AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as a part of the property therein stated to be conveyed.

	The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

	ARTICLE I

	Seventy-third Series of Bonds

	SECTION 1. There shall be a series of bonds designated "Short-Term Series A" (herein sometimes referred to as the "Seventy-third Series"), each of which shall also bear the descriptive title First Mortgage Bonds, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Seventy-third Series shall be limited to $800 million in aggregate principal amount (with no more than $150 million in aggregate principal amount to be Outstanding at any one time), except as provided in Section 16 of the Mortgage, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; each bond of the Seventy-third Series shall mature on a date not more than sixty days from the date of issue, shall bear interest at such rate or rates and have such other terms and provisions not inconsistent with the Mortgage as the Board of Directors may determine in accordance with one or more resolutions filed with the Trustee and one or more written orders referring to this Sixty-fifth Supplemental Indenture; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and interest on each said bond to be also payable at the office of the Company in the City of Allentown, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Seventy-third Series shall be dated as in Section 10 of the Mortgage provided.

	Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the Seventy-third Series, the person in whose name any bond of the Seventy-third Series is registered at the close of business on any Record
Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date;
provided that, interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. "Record Date" for bonds of the Seventy-third Series, shall mean the business day next preceding the corresponding interest payment date. "Original Interest Accrual Date" with respect to bonds of the Seventy-third Series of a designated interest rate and maturity shall mean the date of first authentication of Bonds of a designated interest rate and maturity unless the written order filed for such bonds with the Trustee on or before such date shall specify another date from which interest shall accrue, in which case "Original Interest Accrual Date" shall mean such other date specified in the written order for Bonds of such designated interest rate and maturity.

	(I) Each holder of a bond of the Seventy-third Series, except as may be provided in the written order requesting authentication and delivery of such bond, consents that the bonds of the Seventy-third Series may be redeemable at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to maturity, without notice provided in Section 52 of the Indenture, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered on or before the date fixed for redemption by the Company to the Trustee and to the holders of the bonds to be redeemed.

	(II) At the option of the registered owner, any bonds of the Seventy-third Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate, maturity and other terms of other authorized denominations.

	Bonds of the Seventy-third Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided that such transfer shall not result in any security being required to be registered under the Securities Act of 1933, as amended, and an opinion of counsel satisfactory to the Company to such effect shall have been provided to the Company.

	Upon any transfer or exchange of bonds of the Seventy-third Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Seventy-third Series.


                               ARTICLE II

	Maintenance and Replacement Fund Covenant - Dividend Covenant
              - Other Related Provisions of the Mortgage

	SECTION 2. Subject to the provisions of Section 3 hereof, the Company covenants and agrees that the provisions of Section 39 of the Mortgage, which were to remain in effect so long as any bonds of the First Series remained Outstanding, shall remain in full force and effect so long as any bonds of the Seventy-third Series are Outstanding.

	Clause (d) of subsection (II) of Section 4 of the Mortgage, as heretofore amended, is hereby further amended by inserting the words "and Seventy-third Series" after the words "and Seventy-second Series" each time such words appear therein.

	Clause (6) and clause (e) of Section 5 of the Mortgage and
Section 29 of the Mortgage, as heretofore amended, are hereby further amended by inserting therein "Seventy-third," before "Seventy-second," each time such words occur therein.


	ARTICLE III

	Miscellaneous Provisions

	SECTION 3. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the Mortgage, and each holder of bonds of the Seventy-third Series hereby consents to such deletion without any other or further action by any holder of bonds of the Seventy-third Series.

	SECTION 4. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-fifth
Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

	SECTION 5. Whenever in this Sixty-fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

	SECTION 6. So long as any bonds of the Seventy-third Series remain Outstanding, unless this provision shall have been waived in writing by the holders of seventy per centum (70%) in aggregate principal amount of bonds of the Seventy-third Series Outstanding at the time of such consent, subdivision (c) of Section 65 of the Mortgage shall read as follows:

	"(c) Failure to pay interest or premium, if any, upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or of any outstanding indebtedness secured by any mortgage or other lien (not included in the term Excepted Encumbrances) prior to the lien of this Indenture, existing upon any property of the Company which is subject to the lien and operation of this Indenture continued beyond the period of grace, if any, specified in such mortgage or Qualified Lien or other lien securing the same;"

	SECTION 7. A breach of a specified covenant or agreement of the Company contained in this Sixty-fifth Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

	SECTION 8. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

	The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article
XVII of the Mortgage, as heretofore amended by said First through Sixty-fourth Supplemental Indentures, shall apply to and form part of this Sixty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-fifth Supplemental Indenture.

	SECTION 9. Nothing in this Sixty-fifth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Sixty-fifth Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

	SECTION 10. This Sixty-fifth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

	PENNSYLVANIA POWER & LIGHT COMPANY does hereby constitute and appoint JOHN R. BIGGAR, Vice President - Finance of PENNSYLVANIA POWER & LIGHT COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-fifth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and BANKERS TRUST COMPANY does hereby constitute and appoint ROBERT CAPORALE, a Vice President of BANKERS TRUST COMPANY, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Sixty-fifth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.



	IN WITNESS WHEREOF, PENNSYLVANIA POWER & LIGHT COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Trust Officers, and its corporate seal to be attested by one of its Assistant Vice Presidents, in The City of New York, as of the day and year first above written.


	                            PENNSYLVANIA POWER & LIGHT COMPANY



	                        By:         /s/John Biggar
	                                     Vice President

Attest:



      /s/Diane M. Koch
	Assistant Secretary

                               BANKERS TRUST COMPANY, as Trustee




                             By       /s/Robert Caporale
                                        Vice President



Attest:




        /s/Scott Thiel
   Assistant Vice President

COMMONWEALTH OF PENNSYLVANIA )
                             )    ss.:
COUNTY OF LEHIGH             )


	On this 9th day of April, 1997, before me, a notary public, the undersigned officer, personally appeared JOHN R. BIGGAR, who acknowledged himself to be a Vice President of PENNSYLVANIA POWER & LIGHT COMPANY, a corporation and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.


	In witness whereof, I hereunto set my hand and official seal.




                                      /s/Francine Greenzweig
                                          Notary Public

STATE OF NEW YORK 	)
                   )    ss.:
COUNTY OF NEW YORK	)


	On this 9th day of April, 1997, before me, a notary public, the undersigned officer, personally appeared ROBERT CAPORALE, who acknowledged himself to be a Vice President of BANKERS TRUST COMPANY, a corporation and that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President.


	In witness whereof, I hereunto set my hand and official seal.



                                       /s/Sharon V. Alston
                                          SHARON V. ALSTON
                                 Notary Public, State of New York
                                           No. 31-4966275
                                   Qualified in New York County
                                  Commission Expires May 7, 1998


	Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

                    Bankers Trust Company
                      4 Albany Street
                   New York, New York  10006



                                        BANKERS TRUST COMPANY



     By         /s/Scott Thiel
                                                    Trust Officer